UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2025

PROTAGENIC THERAPEUTICS, INC.
(Exact name of Company as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock	PTIX	Nasdaq
Common Stock Warrants	PTIXW	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, Protagenic Therapeutics, Inc (the “Company”) held its special meeting of stockholders on April 18, 2025 (the “Meeting”). At the Meeting, the Company’s stockholders approved a proposal to amend the Company’s Third Amended and Restated Certificate of Incorporation to effect a reverse split of the Company’s outstanding shares of common stock, par value $0.0001, within a range of one-for-ten (1-for-10) to a maximum of a one-for-twenty (1-for-20) split, with the exact ratio to be determined by the Company’s board of directors in its sole discretion.

For the purpose of complying with Nasdaq Rule 5550(a)(2) regarding minimum bid price, the board of directors approved a one-for-fourteen (1-for-14) reverse split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). On May 2, 2025, the Company filed with the Secretary of State of the State of Delaware a certificate of amendment to its third amended and restated certificate of incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split became effective as of 12:01 a.m. Eastern Time on May 5, 2025, and the Company’s common stock is expected to open for trading on a post-split basis when Nasdaq as of the commencement of trading on May 5, 2025.

When the Reverse Stock Split becomes effective, every fourteen shares of the Company’s issued and outstanding common stock will automatically be combined, converted and changed into 1 share of the Company’s common stock, without any change in the number of authorized shares or the par value per share. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, restricted stock units and warrants to purchase shares of common stock and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plans. Any fraction of a share of common stock that would be created as a result of the Reverse Stock Split will be rounded up to the next whole share. Holders of the Company’s common stock held in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the Reverse Stock Split. Stockholders of record will be receiving information from the Company’s transfer agent regarding their common stock ownership post-Reverse Stock Split.

The Company’s common stock will continue to trade on the Nasdaq Capital Market LLC under the existing symbol “PTIX”, but the security has been assigned a new CUSIP number (74365N301).

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
3.1	Certificate of Amendment to Third Amended and Restated Certificate of Incorporation of Protagenic Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protagenic Therapeutics, Inc.

Date: May 5, 2025	By:	/s/ Alexander K. Arrow
Alexander K. Arrow
Chief Financial Officer